UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Commission File Number 001-38103

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	98-1376360
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 7, 2025, Janus Henderson Group plc (“JHG” or the “Company”) and The Guardian Life Insurance Company of America (“Guardian”) entered into a definitive transaction agreement (the “Agreement”), pursuant to which, in consideration for certain commercial arrangements between the Company and Guardian, the Company agreed to deliver to Guardian at closing, in a private placement transaction (the “Private Placement”), a warrant (the “Warrant”) to purchase 1,600,000 ordinary shares, par value $1.50 per share, of the Company (“Ordinary Shares”), at an exercise price of $37.91 per Ordinary Share.

The Warrant will vest and be exercisable on the following schedule, subject to certain exceptions: (a) 30% of the Ordinary Shares issuable upon exercise of the Warrant will vest and be exercisable immediately upon issuance; (b) an additional 10% of the Ordinary Shares issuable upon exercise of the Warrant will vest and be exercisable annually beginning on the fourth anniversary of the issuance date until the ninth anniversary date of the issuance and; (c) the remaining 10% of the Ordinary Shares issuable upon exercise of the Warrant will vest and be exercisable on the date that is 60 days prior to the tenth anniversary of the issuance date. The Warrant will expire on the earlier of tenth anniversary of the issuance date and the date that is 60 days after the termination of the sub-management agreement that will be entered into at the closing between Park Avenue Institutional Advisers LLC and Janus Henderson Investors US LLC. The exercise price and number of Ordinary Shares issuable upon exercise of the Warrant are subject to adjustment in the event of stock dividends, stock splits and certain other events affecting the Ordinary Shares.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws, as a transaction by an issuer not involving a public offering. Guardian represented that it was acquiring the Warrant and Ordinary Shares issuable upon exercise of the Warrant for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, neither the Warrant nor the Ordinary Shares issuable upon exercise of the Warrant have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Appropriate legends have been affixed to the securities issued in this transaction.

The transactions contemplated by the Agreement and the Private Placement are expected to close, and the Warrant is expected to be issued, in the third quarter of 2025, subject to customary closing conditions.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On April 8, 2025, the Company issued a press release announcing the strategic partnership with Guardian. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith.

Exhibit Number	Description
4.1	Form of Warrant to Purchase Ordinary Shares

99.1	Janus Henderson Group plc press release reporting entry into strategic partnership with The Guardian Life Insurance Company of America.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Henderson Group plc

Date: April 8, 2025	By:	/s/ Roger Thompson
Roger Thompson
Chief Financial Officer

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